Exhibit 99.1

Insulet Reports Third Quarter 2026 Results

Third Quarter Revenue of $842 million, Increase of 19.2% (19.6% in Constant Currency1)

ACTON, Mass. - November 4, 2026 - Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced its financial results for the three months ended September 30, 2026.

Third Quarter Financial Highlights:

•Revenue of $842.0 million, up 19.2%, or 19.6% in constant currency, slightly above the high end of the Company’s guidance range of 17.5% - 19.5% at constant currency rates
◦Total Omnipod revenue of $836.6 million, rose 19.7%, or 20.0% in constant currency
▪U.S. Omnipod revenue of $570.4 million, increased 14.7%
▪International Omnipod revenue of $266.2 million, increased 31.7%, or 33.0% in constant currency
◦Drug Delivery revenue of $5.5 million
•Operating income of $189.8 million, or 22.5% of revenue, up 590 basis points over prior year
•Adjusted operating income1 of $185.2 million, or 22.0% of revenue, up 490 basis points compared to prior year
•Net income of $141.1 million, or $2.03 per diluted share, compared to $87.6 million, or $1.24 per diluted share, in the prior year
•Adjusted net income1 of $138.0 million, increased 57.2% compared to $87.8 million in the prior year
•Adjusted earnings1 of $1.99 per diluted share, increased 59.9%, compared to $1.24 per diluted share, in the prior year

Recent Strategic Highlights:

•Advanced commercial objectives, completing U.S. sales force expansion and executing Type 2 action plan by improving onboarding and customer support, enhancing sampling, and aligning sales force compensation with new customer start and retention goals
•Completed full U.S. market release of Omnipod Discover®, driving adoption by more than 35,000 users and 5,000 healthcare professionals across available markets2, extending the reach of our proprietary engagement platform to deliver personalized insights and decision support to both people with diabetes and healthcare professionals strengthening engagement, improving outcomes, and increasing customer loyalty
•Extended Omnipod 5 algorithm enhancement to full retail across the U.S., with real-world evidence showing better user outcomes with less effort
•Extended Omnipod 5 Ecosystem with sensor choice by expanding Abbott’s FreeStyle Libre 3 Plus Continuous Glucose Monitor (CGM) integration across Belgium, Netherlands, UK, Italy, Finland, Norway, Sweden, Australia, Switzerland and Germany
•Presented data at European Association for the Study of Diabetes (EASD) 2026, reinforcing our global clinical evidence
1 See description of non-GAAP financial measures contained in this release.
2 Omnipod Discover global users as of November 2, 2026.

◦Omnipod 5 largest presentation of multinational real-world data to date, from more than 384,000 people with type 1 diabetes across 17 countries, demonstrating consistent time-in-range (TIR) outcomes3
◦EVOLUTION 3 fully closed-loop feasibility study demonstrated adults with type 2 diabetes using both a GLP-1 and CGM saw additional TIR benefit from fully closed-loop automated insulin delivery with no user initiated boluses4
•Completed enrollment in two key clinical trials supporting our innovation pipeline:
◦STRIVE2 type 1 diabetes cohort, marking an important milestone in the advancement of Omnipod 6
◦EVOLVE pivotal study, supporting the development of fully closed-loop automated insulin delivery (AID) for adults with type 2 diabetes

Received approval from the Board of Directors for a $1 billion share repurchase program. The Company expects to allocate approximately $400 million toward repurchases in the fourth quarter of 2026, funded with existing cash. This expanded authorization reflects Insulet’s strong balance sheet and disciplined approach to capital deployment.

“Our team delivered a strong quarter, with revenue growth of nearly 20% and significant margin expansion,” said Ashley McEvoy, President and CEO. “We are making continued progress on our type 2 action plan, strengthening our commercial capabilities, expanding our customer base, increasing manufacturing scale and advancing innovation. As we look ahead, the business is well positioned for durable, profitable growth. The share repurchase we are announcing today demonstrates our confidence in the strength of the Omnipod platform and Insulet's long-term trajectory.”

2026 Outlook:

For the year ending December 31, 2026, the Company is providing the following guidance (revenue in constant currency):

	FY 2026 Guidance (as of 11/4/2026)	FY 2026 Prior Guidance (as of 8/5/2026)
U.S. Omnipod	17.5% - 18.5%	17% - 19%
International Omnipod	32% - 33%	30% - 32%
Total Omnipod	21.5% - 22.5%	21% - 23%
Drug Delivery	~(40%)	~(40%)
Total	21% - 22%	20% - 22%

Adjusted Operating Margin[1]	~150 bps YoY expansion	~100 bps YoY expansion
Adjusted EPS Growth[1]	>30%	>30%

Conference Call:

Insulet will host a conference call at 8:00 a.m. (Eastern Time) on November 4, 2026 to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com, “Events and Presentations,” and will be archived for future reference. The live call may also be accessed by dialing (833) 461-5787 for domestic callers or (585) 542-9983 for international callers, passcode 186 295 579.
3 Wilmot, E et al. Real-world performance of the Omnipod 5 AID system in children, adolescents, and adults with type 1 diabetes evidence from international markets presented at EASD 2026; October 1; Milan.
4 Boyd, J et al. Safety and performance of a fully closed-loop (FCL) algorithm for Omnipod in people with type 2 diabetes using GLP-1 RA; sub-analysis of the EVOLUTION3 study presented at EASD 2026; October 1; Milan.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the tubeless disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s flagship innovation, the Omnipod 5 Automated Insulin Delivery System, integrates with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and can be controlled by a compatible personal smartphone in the U.S. or by the Omnipod 5 Controller. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, visit insulet.com or omnipod.com.

Non-GAAP Measures:

The Company uses the following non-GAAP financial measures:

•Constant currency revenue growth, which represents the change in revenue between current and prior-year periods using the exchange rate in effect during the applicable prior-year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis across periods. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

•Adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted operating margin, adjusted net income, and adjusted diluted earnings per share exclude the impact of certain significant transactions or events, such as legal settlements, gains (losses) on investments and loss on extinguishment of debt, that affect the period-to-period comparability of the Company’s performance, as applicable.

•Adjusted EBITDA, which represents net income plus net interest expense (income), income tax expense (benefit), depreciation and amortization, stock-based compensation expense, and other significant transactions or events that affect the period-to-period comparability of the Company’s performance, as applicable, and adjusted EBITDA as a percentage of revenue.

•Free cash flow, defined as net cash provided by operating activities less capital expenditures. Management uses this non-GAAP measure, in addition to GAAP financial measures, to evaluate our operating results.

Insulet presents the above non-GAAP financial measures because management uses them as supplemental measures to assess the Company’s performance, and the Company believes they are helpful to investors and other interested parties in comparing the Company’s performance from period to period.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, the Company’s financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release contains forward-looking statements regarding, among other things, future operating and financial performance, product success and efficacy, the outcome of studies and trials, approval of products by regulatory bodies, and achievement of reimbursement from third-party payors. These forward-looking statements are based on management’s current beliefs, assumptions and estimates and are not intended to be a guarantee of future events or performance. If management’s underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by the forward-looking statements.

Risks and uncertainties include, but are not limited to, international regulatory, commercial and logistics risks, including any expansion of tariffs; our dependence on a principal product platform; the impact of competitive products, technological change and product innovation; our ability to maintain an effective sales force and expand our distribution network; our ability to maintain and grow our customer base, including through expansion to additional international markets; our ability to scale the business to support revenue growth; our ability to secure and retain adequate coverage or reimbursement from third-party payors; the impact of healthcare reform laws; our ability to design, develop, manufacture and commercialize future products; unfavorable results of clinical studies, including issues with third parties conducting any studies, or future publication of articles or announcement of endorsements by diabetes associations or other organizations that are unfavorable; our ability to protect our intellectual property and other proprietary rights; potential conflicts with the intellectual property of third parties; our inability to maintain existing or enter into new license or other agreements with respect to continuous glucose monitors, data management systems or other rights necessary to sell our current products and/or commercialize future products; worldwide macroeconomic and geopolitical uncertainty, including the war with Iran, as well as risks associated with any future pandemic, including supply chain disruptions; the potential violation of anti-bribery/anti-corruption laws; the concentration of manufacturing operations and storage of inventory in a limited number of locations; the regulatory requirements and overall complexity in manufacturing our product and challenges associated with starting new manufacturing lines; supply disruptions or price fluctuations involving sole-source or third-party suppliers on which we are dependent; failure to retain key suppliers; challenges to the future development of our non-insulin drug delivery product line; our failure, or the failure of our contract manufacturer or component suppliers, to comply with the U.S. Food and Drug Administration’s quality system regulations, our or our contract manufacturer’s ability to successfully implement quality inspection systems, or other manufacturing difficulties; extensive government regulation applicable to medical devices, as well as complex and evolving privacy, data protection and artificial intelligence laws; adverse regulatory or legal actions relating to current or future Omnipod products; potential adverse impacts resulting from a recall, or discovery of product safety issues, including potential adverse impacts relating to our recent medical device corrections; breaches or failures of our product or information technology systems, including by cyberattack; our ability to maintain the privacy and security of Company and third-party information; our ability to attract, motivate, and retain key personnel; risks associated with potential future acquisitions or investments in new businesses; our ability to raise additional funds on acceptable terms or at all;

restrictions imposed by our Credit Agreement; the volatility of the trading price of our common stock; and changes in tax laws or exposure to significant tax liabilities.

For a further list and description of these and other important risks and uncertainties that may affect the Company’s future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which the Company may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q the Company has filed or will file hereafter. Any forward-looking statement made in this release speaks only as of the date of this release. Insulet does not undertake to update any forward-looking statement, other than as required by law.

©2026 Insulet Corporation. Omnipod is a registered trademark of Insulet Corporation in the United States of America and other various jurisdictions. All rights reserved. The sensor housing, FreeStyle, Libre, and related brand marks are marks of Abbott and used with permission. All other trademarks are the property of their respective owners.

Investor Relations:

Clare Trachtman
Vice President, Investor Relations
ir@insulet.com

Media:

Joan Campion
Vice President, External Communications
pr@insulet.com

INSULET CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except share and per share data)	2026	2025	2026	2025
Revenue	$842.0	$706.3	$2,405.4	$1,924.3
Cost of revenue	209.9	196.2	681.7	553.0
Gross profit	632.1	510.1	1,723.8	1,371.3
Research and development expenses	91.6	77.2	269.4	210.2
Selling, general and administrative expenses	350.7	315.2	1,012.8	833.6
Operating income	189.8	117.7	441.5	327.5
Interest expense, net	(12.1)	(7.0)	(31.7)	(15.5)
Loss on extinguishment of debt	(0.3)	—	(0.3)	(123.9)
Other (expense) income, net	(0.2)	12.1	(0.7)	11.2
Income before income taxes	177.2	122.8	408.9	199.3
Income tax expense	(36.1)	(35.2)	(81.7)	(53.9)
Net income	$141.1	$87.6	$327.1	$145.5

Earnings per share:
Basic	$2.03	$1.24	$4.70	$2.07
Diluted	$2.03	$1.24	$4.69	$2.05
Weighted-average number of common shares outstanding (in thousands):
Basic	69,359	70,367	69,548	70,343
Diluted	69,492	70,661	69,699	72,292

RECONCILIATION OF DILUTED NET INCOME (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2026	2025	2026	2025
Net income	$141.1	$87.6	$327.1	$145.5
Add back interest expense, net of tax attributable to assumed conversion of convertible notes	—	—	—	2.8
Net income, diluted	$141.1	$87.6	$327.1	$148.3

Note: Columns may not add due to rounding. Earnings per share is calculated using actual, non-rounded amounts and, therefore, may not recalculate from the amounts presented.

INSULET CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in millions)	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$584.4	$716.1
Accounts receivable, net	689.0	516.9
Inventories	552.1	452.6
Prepaid expenses and other current assets	216.0	228.3
Total current assets	2,041.5	1,914.0
Property, plant and equipment, net	918.6	819.5
Other intangible assets, net	114.8	117.1
Goodwill	51.6	51.6
Other assets	288.6	288.2
Total assets	$3,415.1	$3,190.4
LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable	$162.2	$75.0
Accrued expenses and other current liabilities	633.1	586.7
Current portion of long-term debt	19.1	18.4
Total current liabilities	814.4	680.1
Long-term debt, net	943.0	930.8
Other liabilities	78.6	64.4
Total liabilities	1,836.0	1,675.2
Stockholders' equity	1,579.1	1,515.2
Total liabilities and stockholders’ equity	$3,415.1	$3,190.4

Note: Columns may not add due to rounding.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

CONSTANT CURRENCY REVENUE GROWTH

	Three Months Ended September 30,
(dollars in millions)	2026	2025	Percent Change	Currency Impact	Constant Currency
U.S.	$570.4	$497.1	14.7%	—%	14.7%
International	266.2	202.1	31.7%	(1.3)%	33.0%
Total Omnipod Products	836.6	699.2	19.7%	(0.4)%	20.0%
Drug Delivery	5.5	7.1	(22.7)%	—%	(22.7)%
Total	$842.0	$706.3	19.2%	(0.4)%	19.6%

	Nine Months Ended September 30,
(dollars in millions)	2026	2025	Percent Change	Currency Impact	Constant Currency
U.S.	$1,630.1	$1,352.0	20.6%	—%	20.6%
International	760.8	540.2	40.8%	4.4%	36.4%
Total Omnipod Products	2,390.9	1,892.2	26.4%	1.3%	25.1%
Drug Delivery	14.6	32.2	(54.7)%	—%	(54.7)%
Total	$2,405.4	$1,924.3	25.0%	1.2%	23.8%

Note: Columns may not add due to rounding. Percentages are calculated using actual, non-rounded amounts and, therefore, may not recalculate from the amounts presented.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED)

2026 ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended September 30, 2026
(in millions)	Gross Profit	Gross Margin	Operating Income	Operating Margin	Income before income taxes	Net Income(4)	Diluted Earnings per Share	Effective Tax Rate
GAAP	$632.1	75.1%	$189.8	22.5%	$177.2	$141.1	$2.03	20.4%
Voluntary MDCs and related costs(1)	(7.2)		(4.5)		(4.5)	(3.6)	(0.05)
Loss on extinguishment of debt(2)	—		—		0.3	0.2	—
Tax matters(3)	—		—		—	0.3	—
Non-GAAP	$624.9	74.2%	$185.2	22.0%	$172.9	$138.0	$1.99	20.2%

	Nine Months Ended September 30, 2026
(in millions)	Gross Profit	Gross Margin	Operating Income	Operating Margin	Income before income taxes	Net Income(4)	Diluted Earnings per Share	Effective Tax Rate
GAAP	$1,723.8	71.7%	$441.5	18.4%	$408.9	$327.1	$4.69	20.0%
Voluntary MDCs and related costs(1)	26.4		32.2		32.2	25.6	0.37
CFO transition costs(5)	—		(0.5)		(0.5)	(0.4)	(0.01)
Loss on extinguishment of debt(2)	—		—		0.3	0.2	—
Tax matters(3)	—		—		—	0.2	—
Non-GAAP	$1,750.1	72.8%	$473.2	19.7%	$440.9	$352.8	$5.06	20.0%

(1) Represents the net impact of adjustments to estimated warranty and related costs associated with the voluntary medical device corrections (MDCs) issued in March and May 2026.
(2) Relates to the repricing of our Term Loan B.
(3) Primarily represents a consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits from employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Represents an adjustment to severance benefits for the Company's former Chief Financial Officer (CFO).

Note: Columns may not add due to rounding. Diluted earnings per share and effective tax rates are calculated using actual, non-rounded amounts and, therefore, may not recalculate from the amounts presented.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

2025 ADJUSTED OPERATING INCOME, NET INCOME & DILUTED EPS

	Three Months Ended September 30, 2025
(in millions, except per share data)	Operating Income	Operating Margin	Income before Income Taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$117.7	16.7%	$122.8	$87.6	$87.6	$1.24	28.7%
CFO transition costs(1)	3.0		3.0	2.9	2.9	0.04
Gain on derivative asset(2)	—		(12.5)	(12.5)	(12.5)	(0.18)
Tax matters(3)	—		—	9.8	9.8	0.14
Non-GAAP	$120.7	17.1%	$113.3	$87.8	$87.8	$1.24	22.5%

	Nine Months Ended September 30, 2025
(in millions)	Operating Income	Operating Margin	Income before income taxes	Net Income(4)	Net Income, Diluted	Diluted Earnings per Share	Effective Tax Rate
GAAP	$327.5	17.0%	$199.3	$145.5	$148.3	$2.05	27.0%
CEO and CFO transition costs(1)	(2.3)		(2.3)	(2.6)	(2.6)	(0.04)
Losses on investments(5)	4.7		7.5	5.8	5.8	0.08
Loss on extinguishment of debt(6)	—		123.9	123.1	123.1	1.70
Gain on derivative asset(2)	—		(12.5)	(12.5)	(12.5)	(0.17)
Tax matters(3)	—		—	(14.0)	(14.0)	(0.19)
Non-GAAP	$329.9	17.1%	$315.9	$245.2	$248.0	$3.43	22.4%

(1) The amount for the three months ended September 30, 2025 represents severance benefits associated with the departure of the Company's former CFO, net of forfeiture of equity awards. The amount for the nine months ended September 30, 2025 represents the forfeiture of equity awards by the Company's former Chief Executive Officer (CEO) and CFO, net of severance benefits.

(2) Represents the change in fair value of the derivative asset associated with the redemption of our convertible notes.
(3) Primarily represents a consolidating effective tax rate adjustment related to non-GAAP items and excess tax benefits from employee share-based compensation.
(4) The tax effect on non-GAAP adjustments is calculated based on applicable local statutory rates.
(5) Represents a provision for credit losses on a debt investment, included in selling, general and administrative expenses, and an impairment of an equity investment, included in other expense.
(6) Relates to the repurchase of convertible notes.

Note: Columns may not add due to rounding. Diluted earnings per share and effective tax rates are calculated using actual, non-rounded amounts and, therefore, may not recalculate from the amounts presented.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) (CONTINUED)

ADJUSTED EBITDA

	Three Months Ended September 30,				Nine Months Ended September 30,
(in millions)	2026	Percent of Revenue	2025	Percent of Revenue	2026	Percent of Revenue	2025	Percent of Revenue
Net income	$141.1	16.8%	$87.6	12.4%	$327.1	13.6%	$145.5	7.6%
Interest expense, net	12.1		7.0		31.7		15.5
Income tax expense	36.1		35.2		81.7		53.9
Depreciation and amortization	28.2		22.0		81.1		66.0
Stock-based compensation expense(1)	20.5		16.7		61.5		42.4
Voluntary MDCs and related costs(2)	(4.5)		—		32.2		—
CFO and CEO transitions(3)	—		4.0		(0.5)		9.4
Loss on extinguishment of debt(4)	0.3		—		0.3		123.9
Gain on derivative asset(5)	—		(12.5)		—		(12.5)
Losses on investments(6)	—		—		—		7.5
Adjusted EBITDA	$233.7	27.7%	$160.0	22.7%	$615.1	25.6%	$451.5	23.5%

(1) Amounts for the three and nine months ended September 30, 2025 include reversals of stock-based compensation expense associated with the departures of the Company’s former CFO and CEO totaling $1.0 million and $11.7 million, respectively.

(2) Represents the net impact of adjustments to estimated warranty and related costs associated with the voluntary MDCs issued in March and May 2026.
(3) Amount for the nine months ended September 30, 2026 represents adjustments to severance benefits for the Company’s former CFO. The amounts for the three and nine months ended September 30, 2025 represent the severance expenses related to the departure of the Company’s former CFO and CEO.

(4) Amounts for the three and nine months ended September 30, 2026 relate to the refinancing of our Term Loan B. The amount for the nine months ended September 30, 2025 relates to the repurchase of convertible notes.

(5) Represents the change in fair value of the derivative asset associated with the redemption of our convertible notes.
(6) Represents losses associated with debt and equity investments.

FREE CASH FLOW

	Nine Months Ended September 30,
(in millions)	2026	2025
Net cash provided by operating activities	$325.7	$386.0
Capital expenditures	(113.9)	(56.5)
Free cash flow	$211.7	$329.5

Note: Columns may not add due to rounding. Percentages are calculated using actual, non-rounded amounts and, therefore, may not recalculate from the amounts presented.

INSULET CORPORATION
NON-GAAP RECONCILIATIONS (UNAUDITED) CONTINUED
REVENUE GUIDANCE

	Year Ending December 31, 2026
	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	17.5% - 18.5%	—%	17.5% - 18.5%
International Omnipod	35% - 36%	3%	32% - 33%
Total Omnipod	22.5% - 23.5%	1%	21.5% - 22.5%
Drug Delivery	~(40.0%)	—%	~(40%)
Total	22% - 23%	1%	21% - 22%